                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14C INFORMATION

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[X]  Preliminary Information Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14(a)-
     6(e)(2))
[ ]  Definitive Information Statement

                        NEW MEDIA LOTTERY SERVICES, INC.
              (Name of the Registrant as Specified in its Charter)

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[X] No Fee Required

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                                       ii

                              INFORMATION STATEMENT

                        NEW MEDIA LOTTERY SERVICES, INC.
                              1400 Technology Drive
                          Harrisonburg, Virginia 22802
                                 (540) 437-1688

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON OCTOBER 25, 2004

To the Shareholders of New Media Lottery Services, Inc.:

         NOTICE IS HEREBY GIVEN THAT the Annual Meeting of Shareholders of New
Media Lottery Services, Inc., a Virginia corporation (hereinafter the
"Company"), will be held at 15 West 53rd Street, #24D, New York, New York 10019, on October 25, 2004, at 8:00 o'clock A.M. local time, for the following purposes:

1.       To elect John T. Carson, Milton Dresner, Joseph Dresner, Randolph H.
         Brownell, III and Frederick Winters to serve as directors on the
         Company's Board of Directors, until the next annual meeting or until their resignations are tendered and duly accepted by the Company;

2.       To consider and act upon a proposal to amend the Company's Certificate of Incorporation to authorizing the issuance of 5,000,000 shares of
         Preferred Stock, par value $0.001;

3.       To approve the Company's 2004 Stock Plan (the "Plan") and reserve up to
         2,000,000 shares of Common Stock for issuance thereunder; and

4.       To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

         The Board of Directors has fixed the close of business on September 25,
2004, as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.
Only shareholders of record of the Company's Common Stock at the close of business September 25, 2004 are entitled to notice of and to vote at the Annual
Meeting and any adjournment thereof.

         The number of shares of Common Stock outstanding and entitled to vote at the Annual Shareholders' Meeting is 11,167,143 shares. The Company is not asking for a Proxy from any shareholder.

         The enclosed Notice of Meeting provides you with detailed information about the meeting. In addition, you may obtain information about New Media
Lottery Services, Inc. from documents filed by it with the Securities and
Exchange Commission, copies of which are available by contacting New Media
Lottery Services, Inc. or accessing the SEC website at www.sec.gov. We encourage you to read this entire document carefully.

         Shares of common stock can be voted at the meeting only if the holder is present at the meeting in person or by valid proxy. WE ARE NOT ASKING YOU FOR
A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

         All shareholders are cordially invited to attend the meeting.

                                       By Order of the Board of Directors,

                                            John T. Carson, President

September __, 2004
Harrisonburg, Virginia

                        NEW MEDIA LOTTERY SERVICES, INC.
                              1400 Technology Drive
                          Harrisonburg, Virginia 22802

                              INFORMATION STATEMENT

                 Annual Meeting of Shareholders October 25, 2004

                               GENERAL INFORMATION

         This Information Statement is being furnished by New Media Lottery
Services, Inc., a Virginia corporation (the "Company"), to holders of its common stock of record September 25, 2004 (the "Record Date"), pursuant to Section
14(c) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")
and the rules and regulations prescribed thereunder, in connection with the
Annual Meeting of Shareholders (the "Annual Meeting") to be held at 15 West 53rd
Street, #24D, New York, New York 10019, on Monday, October 25, 2004, at 8:00
A.M. (local time), and any adjournment or postponement thereof.

         At such meeting, shareholders will consider and act upon proposals (1)
to elect Milton Dresner, Joseph Dresner, John T. Carson, Randolph H. Brownell,
III and Frederick Winters as directors of the Company until the next annual meeting or until their resignations are tendered and duly accepted by the
Company, (2) to amend the Company's Articles of Incorporation to authorize the
Company to issue up to 5,000,000 shares of preferred stock, par value $0.001;
and (3) to approve the Company's 2004 Stock Plan (the "Plan").

         The proposed election of Milton Dresner, Joseph Dresner, John T.
Carson, Randolph H. Brownell, III and Frederick Winters as directors of the
Company, the amendment to the Company's Articles of Incorporation (the "Articles
of Amendment"), and the approval of the 2004 Stock Plan are more fully described below, and copies of Articles of Amendment and 2004 Stock Plan are attached as
Appendices "A" and "B". Shareholders of the Company should consider carefully the matters discussed in this Information Statement before casting their vote.

         You are entitled to vote at the meeting if you owned shares of the
Company's common stock ("Common Stock") as of the close of business on September
25, 2004 (the "Record Date"). You will be entitled to cast one vote for each share of common stock that you owned as of that time. As of that date, we had
11,167,143 shares of common stock outstanding.

         The Company is not soliciting proxies. Shareholders who own in excess of 50% of the Company's outstanding shares ("Majority Shareholders") have advised us that they intend to vote in favor of each of the election of the slate of directors and the other matters presented to a vote as set forth herein. It is anticipated, therefore, that the proposals will be approved.
Therefore, it is not necessary that the Board solicit proxies from shareholders.

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

         You should rely only on the information or representations provided in or referred to in this Information Statement. The Company has not authorized anyone else to provide you with information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the cover page of this document.

                        ABOUT THIS INFORMATION STATEMENT

WHY AM I RECEIVING THIS INFORMATION STATEMENT?

         We are furnishing this Information Statement to you to (i) notify you of the date of the Annual Meeting of shareholders, (ii) enumerate the proposals to be considered an acted upon at the Annual Meeting, and (iii) advise you that the holders of a majority of the outstanding shares of our Common Stock have indicated they intend to vote in favor of all of the proposals described herein.

WHO IS ENTITLED TO NOTICE OF THE MEETING?

         Holders of shares of common stock on the close of business on September
25, 2004 (the "Record Date") will be entitled to notice of and to vote upon each matter to be considered at the Annual Meeting.

WHAT ACTIONS WILL THE MAJORITY SHAREHOLDERS APPROVE?

         Holders of approximately 52.99% of the outstanding shares of our Common
Stock have advised the Company that they will vote in favor of:

         o    Electing Milton Dresner, Joseph Dresner, John T. Carson, Randolph
              H. Brownell and Frederick Winters to serve as directors on the
              Company's Board of Directors;

         o    Amending our Articles of Incorporation to authorize the issuance of 5,000,000 shares of preferred stock; and

         o    Approving the Company's 2004 Stock Plan and reserving up to
              2,000,000 shares of Common Stock for issuance thereunder.

WHAT PERCENTAGE OF THE OUTSTANDING SHARES OF COMMON STOCK MUST VOTE IN FAVOR THE
PROPOSALS TO PASS THEM?

         Under Virginia corporate law, the affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required to approve the amendment of our Articles of Incorporation and the 2004 Stock Plan. With respect to the election of directors, under Virginia law directors are elected by a plurality of the votes cast by the shares entitled to vote, provided that at least 50% of the shares are present at a meeting at which directors are elected.
Since shareholders do not have a right to cumulate their votes for directors, the affirmative vote of 50% of the outstanding Common Stock is sufficient to elect the persons nominated to serve as directors.

CAN I ATTEND AND VOTE AT THE ANNUAL MEETING?

         You may attend and vote at the Meeting if you were a shareholder of record on September 25, 2004. At the Meeting, you may ask and obtain answers to any questions you may have regarding the proposals which have not been answered to your satisfaction in this Information Statement. However, if the Majority
Shareholders vote in favor of the proposals presented herein, as they have indicated, the proposals will be adopted irrespective of votes cast by any other shareholders.

WHAT CAN I DO IF I DO NOT AGREE WITH THE PROPOSALS?

         Under Virginia's corporate laws, the proposals being considered and voted on at the Meeting will not afford shareholders the opportunity to dissent from the actions described herein or to receive an agreed or judicially appraised value for their shares. Accordingly, shareholders will have no recourse if they do not agree with the proposals adopted other than to dispose of their shares in a manner consistent with federal and state securities and corporate laws.

WHEN WILL THE PROPOSALS DESCRIBED IN THIS INFORMATION STATEMENT BECOME EFFECTIVE?

         Assuming the Majority Shareholders vote in favor of the proposals presented herein, as they have indicated, then:

         o    the directors elected will commence their new term as members of the Board of Directors immediately upon the conclusion of the
              Meeting;

         o    the Company will file the Articles of Amendment with the
              Secretary of State of Virginia promptly after the Annual Meeting;
              and

         o    the 2004 Stock Plan will become effective immediately upon the conclusion of the Meeting.

WHAT DO I NEED TO DO IN CONNECTION WITH THIS INFORMATION STATEMENT?

         No shareholder action need be taken. This Information Statement merely provides notice that the Majority Shareholders have indicated they will approve the proposals described herein. No vote or proxy is required, and the Company is not requesting shareholders to send proxies.

                                   THE MEETING

Shares Entitled to Vote

         As of the September 25, 2004 Record Date, there were 11,167,143 shares outstanding, each of which entitles the holder to one vote. Our charter does not provide for cumulative voting.

Voting Procedures

         The presence, in person or by proxy, of the holders of at least a majority of the shares of the Company's outstanding common stock is necessary to constitute a quorum for the transaction of business at the meeting.

         If a shareholder abstains from voting on any matter, his or her shares will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter. If a properly executed proxy is returned by a broker holding shares in street name which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the meeting for purposes of determining a quorum, but will not be considered to be represented at the meeting for purposes of calculating the vote with respect to such matter.

         All votes will be tabulated separately as affirmative and negative votes, abstentions and broker non-votes. Those persons will be elected directors who receive a plurality of the votes cast by persons entitled to vote in such election. Abstentions or directions to withhold authority will have no effect on the outcome of the vote. For each other matter presented at the meeting, the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on such matter is required for approval.

         The presence at the Meeting of the Majority Shareholders, in person or by proxy, ensures that there will be a quorum for the purpose of transacting business. The affirmative vote of the Majority Shareholders in favor of the proposals presented herein ensures that the proposals will be adopted.

Dissenters' or Appraisal Rights

         Under Virginia law, the Company's shareholders do not have any dissenters' or appraisal rights with respect to the approval of the 2004 Stock
Plan or the Certificate of Amendment.

Costs

         The Company will bear the entire cost of preparing, assembling, printing and mailing this Information Statement. Copies of the Information
Statement will be furnished to brokerage houses, fiduciaries and custodians to be forwarded to the beneficial owners of our Common Stock.

                             MATTERS TO BE VOTED ON

PROPOSAL 1.      ELECTION OF DIRECTORS

         At the Meeting, the shareholders will elect five directors to serve until the next annual meeting of shareholders or until the earlier of their resignations are tendered and duly accepted by the Company or their respective successors are elected and qualified. Each nominee listed below is currently a director of the Company. The candidates receiving the highest number of affirmative votes of the shares entitled to be voted will be elected directors of the Company. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

         The current Board of Directors recommends a vote in favor of each named nominee below:

--------------------------------------- ------------------------ -------------------------------------------------
                 Name                             Age                                 Title

--------------------------------------- ------------------------ -------------------------------------------------

John T. Carson                                    49             President, Chief Executive Officer
                                                                 and Director
--------------------------------------- ------------------------ -------------------------------------------------
Randolph H. Brownell, III                         36             Chief Operating Officer, Chief Financial
                                                                 Officer and Director
--------------------------------------- ------------------------ -------------------------------------------------
Joseph Dresner                                    79             Director
--------------------------------------- ------------------------ -------------------------------------------------
Milton Dresner                                    79             Director
--------------------------------------- ------------------------ -------------------------------------------------
Frederick Winters (1)                             48             Director
--------------------------------------- ------------------------ -------------------------------------------------

(1) Mr. Winters was appointed to the Board as representative of Residential
Resales, Inc. pursuant to the Share Exchange Agreement. There are no agreements to retain Mr. Winters on the board after the next annual meeting at which directors are elected.

Biographical Information

         The following information about such directors has been furnished to us by the respective nominees.

         John Carson has been our Chief Executive Officer, President and a director of the Company since July 1, 2004 and has been a director of Lottery
Network Services Ltd. since 2001. He has been an innovator in the lottery industry, having introduced new lottery program delivery models and game formats. During his seventeen years in the industry, he has been responsible for all aspects of the operation of lottery companies, including obtaining financing, and increasing profits in each the ventures in which he previously has been involved. From 1993 to 2000, he was the president and chief executive officer of C.G.I. Inc. where oversaw all sales, operational and administrative functions of the corporation and managed all international sales efforts, securing contracts in 16 countries. From 1988 to 1993, Mr. Carson was an officer at Webcraft Technologies, Inc., as president of the lottery division during 1990 through 1993, as vice president of international sales from 1988 to 1990 and as director of financial planning and business development from 1987 to 1988. At
Webcraft, he was responsible developing new markets, securing financing for a number of international joint ventures and developing new products, including the introduction of licensed entertainment products to the lottery industry.

During 1986 and 1987, he served as a senior account executive at Columbia
Pictures where he launched seven first run projects and sold first run television shows throughout the Midwest region.

         Randolph H. Brownell, III has been our Chief Operating Officer, Chief
Financial Officer and a director since July 1, 2004. He had served as our Vice
President of Development and Acquisitions from March 2004 to June 30, 2004.
Since 1996, Mr. Brownell served as president of Virginia Business Planning and
Investments LLC. Until 2002, he was active in the operational management of
Virginia Business Planning and Investments LLC and conducted all day to day operating activities, created business and marketing plans for various clients, structured and closed financings of up to $5 million, provided business oversight for clients, helped to liquidate companies, evaluated business opportunities and handled international travel and management for numerous clients. Since 2002, Mr. Brownell has served as a director of Lottery Network
Services Ltd. and was responsible for overseeing all company employees, co-developing business and strategic planning and preparing and managing that company's budgets and investment activities. In addition, Mr. Brownell made presentations to potential investors and worked to develop joint ventures, managed and made presentations to other companies in a lead business development role and managed the filings and all corporate documents in Ireland and served as the chair on all board meetings. Mr. Brownell is a director of
TreasureTrivia, an entity from which we purchased certain assets and utilized programming services.

         Milton Dresner has been a director of our company since March 18, 2004.
For the past 40 years, Mr. Dresner has been co-owner of Highland Management,
Highland Construction, Highland Industrial Development, Highland Manufactured
Home Properties, and Highland Motel Properties. Together, these five interacting organizations were involved in every facet of land development, construction, management and leasing. The Highland Companies have developed, constructed and managed industrial complexes, multi-family units, manufactured home communities, motels and residential subdivisions. He is also a partner in several investment banking firms in New York. Mr. Dresner is a life-long entrepreneur and respected businessman, Mr. Dresner has nearly 50 years of experience in a variety of industries including real estate, equities and retail. Additionally, Mr. Dresner holds dozens of corporate positions ranging from director, partner and co-owner, to shareholder and investor. Mr. Dresner is the brother of Joseph Dresner, a director of the Company.

         Joseph Dresner has been a director of our company since March 18, 2004.
He is Chairman of the Highland Companies, a Detroit-area-based developer and manager of commercial, industrial and residential properties. Mr. Dresner is a member of the Audit Committee of the Board of Directors of the Company. Mr.
Dresner has been a director of Meadowbrook Insurance Group Inc. since 1985. Mr.
Dresner is the brother of Milton Dresner, a director of the Company.

         Frederick Winters has been a member of our Board of directors since
March 18, 2004, the date on which we closed the Share Exchange Agreement. Since
2002, Mr. Winters has served as the chief executive officer, vice president-business development and a director of NuPOW'R LLC, a company engaged in the development of electric power systems. During 2001 and 2002, he served as the vice president of Brighton Exchange Group, a business

development company. From 2000 to 2001, he was the chief executive officer of
Televend, Inc., a telephony based mobile commerce company. From 1978 to 2001 Mr.
Winters served in the Untied States Marine Corp., achieving the rank of
Lieutenant Colonel. Mr. Winters was appointed to the company's board of directors as representative of Residential Resales, Inc. pursuant to the Share
Exchange Agreement between Residential Resales and ZLottery Network Services,
Ltd. There are no agreements to retain Mr. Winters on the board after the next annual meeting at which directors are elected.

Information Concerning the Board of Directors and Executive Officers

         Board of Directors Meetings

         Our Board of Directors held a total of four meetings in fiscal 2004
(commencing on March 19, 2004, the date on which the Company acquired our Irish subsidiary, through April 30, 2004) and each of the directors attended at least
75 percent of the aggregate number of meetings of the Board of Directors and committees (if any) on which he served.

         Compensation of Non-Employee Directors

         We did not pay directors for participation in board or committee meetings in 2004. We reimbursed non-employee directors for travel expenses for meetings attended during fiscal 2004.

         Directors who are also officers or employees of our Company do not receive any compensation for their services as directors.

         Committees

         We have a standing Audit Committee. We do not have a standing committee whose functions include nominating directors or establishing compensation of management.

         Nominations for directors are considered by the entire Board. Our directors take a critical role in guiding our strategic direction and oversee the management of our Company. Board candidates are considered based on various criteria, such as their broad based business and professional skills and experience, a global business and social perspective, concern for long term interests of shareholders, and personal integrity and judgment. In addition, directors must have available time to devote to Board activities and to enhance their knowledge of the industry. Accordingly, we seek to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to our Company. Recent developments in corporate governance and financial reporting have resulted in an increased demand for such highly qualified and productive public company directors.

         Our Board will consider the recommendations of shareholders regarding potential director candidates. In order for shareholder recommendations regarding possible director candidates to be considered by our Board:

         o    such recommendations must be provided to the Board c/o Randolph
              H. Brownell, 1400 Technology Drive, Harrisonburg, Virginia 22802,
              in writing at least 120 days prior to the date of the next scheduled annual meeting;

         o    the nominating shareholder must meet the eligibility requirements to submit a valid stockholder proposal under Rule 14a-8 of the
              Securities Exchange Act of 1934, as amended; and

         o    the shareholder must describe the qualifications, attributes, skills or other qualities of the recommended director candidate.

         Our Board also establishes the compensation of all our employees and consultants and will administer and will interpret our 2004 Stock Plan and take any action that is permitted to be taken by a committee of the Board of
Directors under the terms of such plan, including the granting of options.

                  Audit Committee

         The Audit Committee of the Board of Directors selects our independent public accountants with whom the Audit Committee reviews the scope of audit and non-audit assignments and related fees, the accounting principles that we use in financial reporting, internal financial auditing procedures and the adequacy of our internal control procedures. The members of our Audit Committee are: Joseph
Dresner (Chairman) and Frederick Winters. Mr. Winters is an independent director. The Board of Directors has determined that Joseph Dresner meets the requirements of an "audit committee financial expert" as set forth in Section
401(e) of Regulation S-B promulgated by the SEC. The Audit Committee was organized on July 1, 2004 and held no meetings in fiscal 2004.

Report of Audit Committee of the Board of Directors

         The Audit Committee consults with our Chief Financial Officer and other key members of our management and with our independent auditors with regard to the plan of audit; reviews, in consultation with the independent auditors, their report of audit, or proposed report of audit and the accompanying management letter, if any; and consults with our Chief Financial Officer and other key members of our management and with our independent auditors with regard to the adequacy of the internal accounting controls. The Board of Directors adopted a written Audit Committee Charter on July 1, 2004, a copy of which is attached hereto as Appendix A.

         In fulfilling its responsibilities, the Audit Committee selected
Bouhuis Morrill & Company as our independent accountants for purposes of auditing our financial statements for 2004. The Audit Committee has reviewed and discussed with management and the independent auditors our audited financial statements; discussed with the independent auditors the matters required to be discussed by Codification of Statements on Auditing Standards No. 61; received the written disclosures and the letter from the independent auditors required by
Independence Standards Board Standard No. 1; and discussed with the independent accountants their independence (or lack thereof) from our Company.

                                       10

         Based on the reviews and discussions with management and Bouhuis
Morrill & Company, the Audit Committee recommended to the Board that our audited consolidated financial statements be included in our Annual Report on Form
10-KSB for the fiscal year ended April 30, 2004, filed with the Securities and
Exchange Commission.

         The Board of Directors evaluated the independence of each member of the
Audit Committee. As part of its evaluation, the Board of Directors determined, in the exercise of its business judgment, that Mr. Winters is independent under
Rule 4350(d) of the Nasdaq Stock Market Listing Standards and Mr. Dresner is
financially literate.

         Based upon its work and the information received in the inquiries outlined above, the Audit Committee is satisfied that its responsibilities under the charter for the period ended April 30, 2004, were met and that our financial reporting and audit processes are functioning effectively.

                                      Submitted by the Audit Committee
                                      of the Board of Directors:

                                               Joseph Dresner
                                               Frederick Winters

Section 16(A) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Act of 1934 requires the Company's officers and directors, and greater than 10% stockholders, to file reports of ownership and changes in ownership of its securities with the Securities and
Exchange Commission. Copies of the reports are required by SEC regulation to be furnished to the Company. Based on management's review of these reports and written representations from reporting persons, during the fiscal year ended
April 30, 2004, all reports required to be filed were filed but were filed late.

Executive Officers

         In addition to Mr. Carson and Mr. Brownell, the following individual is an executive officer of our Company and serves in the position indicated below:

----------------------------- ----------------------- --------------------------
           Name                         Age                     Title
           ----                         ---                     -----
----------------------------- ----------------------- --------------------------
Sterling Herbst                         37            Secretary
----------------------------- ----------------------- --------------------------

         Sterling Herbst has been our secretary since July 1, 2004 and had otherwise been engaged by the Company and it subsidiary since 2001. Mr. Herbst is active in all aspects of our day-to-day operations and is responsible for the
Company's computer technology management at its offices in Harrisonburg,
Virginia. He also assisted senior management with our strategic planning and business plan development. From November 2000 through July 1, 2004, he was a manger at the Virginia Technology Incubator, LLC, an affiliate of the Company by virtue of common ownership, where he oversaw construction of a technology incubator and facilitated all

                                       11

company purchases, including four computer network installations. During that same period, he served as the Vice President of US Operations of
TreasureTrivia.com, Inc., also an affiliate of the Company, where he coordinated startup of the U.S. office and managed administrative and support staff;
developed and implemented the website prize structure and schedule; and created a prize fulfillment system. From November 1999 through November 2000, he was a sales representative for Clayton Homes, Inc., where he negotiated home sales, arranged financing of homes and real estate with multiple lending institutions, and supervised computer installation and all technology related issues in office.

Security Ownership of Principal Stockholders, Directors, Nominees and Executive
Officers

         At September 10, 2004, there were 11,167,143 shares of our Common Stock outstanding. The following table sets forth information as of September 10,
2004, regarding the beneficial ownership of our common stock by (1) each director and officer, (2) each person or group known by us to beneficially own
5% or more of the outstanding shares of Common Stock and (3) all executive officers and directors as a group. Unless otherwise noted, the persons named below have sole voting and investment power with respect to the shares shown as beneficially owned by them. Securities attributed to the individuals named below include securities convertible into common stock within 60 days of September 10,
2004.

--------------------------------------- ------------------------------------ -------------------------------------
Name of                                 Amount of                            Percent of Outstanding
Beneficial Owner (1)                    Beneficial Ownership                 Shares of Class Owned (2)
--------------------                    --------------------                 -------------------------
--------------------------------------- ------------------------------------ -------------------------------------

John Carson (3)                         887,714                              7.95%
--------------------------------------- ------------------------------------ -------------------------------------
Randolph H. Brownell, III               274,286                              2.46%
--------------------------------------- ------------------------------------ -------------------------------------
Sterling Herbst                         21,429                               *
--------------------------------------- ------------------------------------ -------------------------------------
Joseph Dresner                          2,000,000                            17.91%
--------------------------------------- ------------------------------------ -------------------------------------
Milton Dresner                          2,000,000                            17.91%
--------------------------------------- ------------------------------------ -------------------------------------
Frederick Winters                       -0-                                  -0-
--------------------------------------- ------------------------------------ -------------------------------------
Nathan Miller                           3,345,715                            29.96%
--------------------------------------- ------------------------------------ -------------------------------------
All officers and directors              5,162,000                            46.22%
as a group (6 persons)
--------------------------------------- ------------------------------------ -------------------------------------

* Less than 1%.
(1) The address for each of the persons identified in the foregoing table is care of the Company.
(2) Based on 11,167,143 shares outstanding.
(3) Includes 600,000 shares of common Stock held by The John C. Carson Revocable
    Trust for which Mr. Carson is the trustee.
(4) Includes 354,715 shares over which Mr. Miller exercises beneficial control which are registered in the names of entities in which Mr. Miller is a part owner along with Nancy Bowman, a former officer and director of the Company.

Executive Compensation.

         The following table sets forth the information regarding compensation paid to the Chief Executive Officer and any other person who received in excess of $100,000 in annual compensation during the last two fiscal years.

                                       12

===============================================================================================================================
                                             SUMMARY COMPENSATION TABLE
===============================================================================================================================
                                                                              Long Term Compensation
===============================================================================================================================
                                       Annual Compensation                     Awards               Payouts
===============================================================================================================================
                                                      Other            Restricted  Securities                     All
                                                      Annual           Stock       Underlying                     Other
  Name and Principle            Salary       Bonus    Compensation     Award(s)    Options/SARs     LTIP Payouts  Compensation
        Position         Year   ($)          ($)      ($)              ($)         (#)              ($)           ($)
===============================================================================================================================

John Carson (1)          2004   $141,000

===============================================================================================================================

Nathan Miller,           2004   $1
President (2)

===============================================================================================================================
Jay Sanet, President     2003   $0

                         2002   $0
===============================================================================================================================
Randolph Brownell, III,  2004   $107,000(1)
Vice President and
COO (3)
===============================================================================================================================

(1) Mr. Carson commenced his tenure as the President of our Company on July 1,
2004.
(2) Mr. Miller served as our President from March 19, 2004 through June 30,
2004.
(3) During the fiscal year ended April 30, 2004, Mr. Brownell was compensated in his capacity as Chief Operating Officer and a director of our Irish subsidiary,
Lottery Network Services Ltd. for that company's fiscal year ending March 31,
2004.

Employment Agreements.

         We have not entered into written employment agreements with any member of our management. We have verbal agreements with each of John Carson and
Randolph Brownell to pay them an annual salary of $168,000 and $144,000, respectively. To date, Mr. Carson and Mr. Brownell have deferred an aggregate of
$110,500 for compensation earned during the 2003 and 2004 fiscal years until such time as the Company is financially capable of making such payments.

Stock Option Plans

         We have not yet adopted any stock option or incentive plans and there are no options or other convertible securities issued or outstanding as of the date of this Information Statement.

Code of Ethics.

         We have adopted a code of ethics, as contemplated by Section 406 of the
Sarbanes-Oxley Act of 2002. We will post the code of ethics on our website when we establish an on-line presence. Our Code of Ethics is designed to deter wrongdoing and to promote:

                                       13

     o Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
     o Full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to, the Commission and in other public communications we make;
     o Compliance with applicable governmental laws, rules and regulations;
     o The prompt internal reporting of violations of the Code of Ethics to an appropriate person or persons identified in the Code of Ethics; and
     o Accountability for adherence to the Code of Ethics.

         We will post our Code of Ethics and disclose any amendment to, or waiver of, a provision thereof on a Form 8-K filed with the SEC and post such information and intention on our Internet website at such time as we create a website.

         Although it does not have a nominating committee, and there are no formal procedures for shareholders to nominate persons to serve as directors, the Board will consider nominations from shareholders. Any such nominations should be addressed to Randolph H. Brownell at the Company's address set forth herein.

Certain Relationships and Related Transactions

         Since March 19, 2004, Milton Dresner and Joseph Dresner, directors of the Company, have been lending us the funds required for our operations and will continue to extend loans to us as necessary. As of August 6, 2004, we had borrowed an aggregate of $547,500 from these individuals. These loans are payable on demand at an interest rate of the prime rate of interest as reported by Citibank plus 2% per annum and which shall be accompanied by an as yet undetermined number of warrants to purchase shares of our common stock. We expect to execute promissory notes in favor of each of these individuals evidencing our obligations to them.

         During March 2004, Nathan Miller, then an officer and director of the
Company, converted an aggregate of $539,315 of debt of Lottery Network Services
Ltd. into 9,000 ordinary shares of that company. The debt was converted at premiums above the par value per Lottery Network Services ordinary share at
$59.92 per share. Pursuant to the Share Exchange Agreement, Mr. Miller converted all of his shares of Lottery Network Services into 3,000,000 shares of our
Common Stock. At March 31, 2004, Lottery Network Services was indebted to Mr.
Miller in the amount of $146,040, which is repayable on terms to be determined.

         During March 2004, Joseph Dresner, a director of the Company and the brother of Milton Dresner, converted an aggregate of $300,000 of debt of Lottery
Network Services Ltd. into 7,000 ordinary shares of that company. The debt was converted at a premium of $42.86 per share above the par value thereof. At March
31, 2004, Lottery Network Services was indebted to Mr. Dresner in the amount of
$348,726, which is repayable on terms to be determined.

         During March 2004, Milton Dresner, a director of the Company and the brother of Joseph Dresner, converted an aggregate of $350,000 of debt of Lottery
Network Services Ltd. into 7,000 ordinary shares of that company. The debt was converted at a premium of $50 per share above

                                       14

the par value thereof. At March 31, 2004, Lottery Network Services was indebted to Mr. Dresner in the amount of $337,026, which is repayable on terms to be determined.

         We lease our offices in Harrisonburg, Virginia from Virginia Technology
Incubator, LLC, a company owned, in part, by Randolph Brownell, a current officer and director, and Nathan Miller and Nancy Bowman, former officers and/or directors of the Company. We have leased these offices through September 2004 at a cost of $3,000 per month. We currently are leasing this space on a month-to-month basis. During the fiscal year ended April 30, 2004, we paid aggregate rent to Virginia Technology Incubator for said year in the amount of
$45,000. The lease agreement was negotiated on terms no better than we could have obtained from an unaffiliated third party.

         One of our former directors and officers, Nathan Miller, is a partner of the law firm of Miller & Earle, PLLC. This firm has provided certain legal services to us during the last two years. During fiscal 2004, Miller & Earle,
PLLC billed us $111,272 for services rendered, all of which is outstanding.
During fiscal 2003 and fiscal 2002, we paid Miller & Earle and aggregate of $0 and $7,500, respectively, for legal services rendered.

         Pursuant to an agreement dated April 2, 2003, our company acquired an
Internet and wireless instant lottery gaming system for maintaining, managing and administering an electronic lottery and certain programming specifications, development tools and other intellectual property rights in connection with such gaming system from TreasureTrivia.com Ltd. We purchased the gaming system and intellectual property for a price of $2,000 and granted to TreasureTrivia a continuing royalty until April 2, 2006 equal to 8% of the net monthly wins (as defined below) generated from the sale of certain scratch or raffle tickets in behalf of our clients that are based upon the system and the intellectual property. In addition, we have agreed to pay to TreasureTrivia a royalty until
April, 2006 equal to 1.75% of the net monthly wins generated from the sale of tickets on our Internet portal, upon the introduction thereof. For purposes of our agreement with TreasureTrivia, the term "net monthly wins" means ticket prices less prizes reasonably anticipated to be paid after deduction of website fees, bank credit card merchant fees, foreign currency exchange charges, bad debts, chargebacks and other bank charges. Prior to our acquisition of
TreasureTrivia, a number of our shareholders funded the development of the lottery systems it developed. Members of our management team also are associated with TreasureTrivia in the following capacities: Nathan Miller is the president and a director, Randolph Brownell is a director and Nancy Bowman is the secretary and treasurer of TreasureTrivia.

                                       15

PROPOSAL 2.      AMENDMENT OF ARTICLES OF INCORPORATION

         The Board of Directors proposes to amend the Company's Articles of
Incorporation to authorize the Company to issue up to 5,000,000 shares of preferred stock. We believe that the ability to issue preferred stock could be useful in connection with some kinds of venture capital financing, acquisitions, and other corporate transactions. We are therefore proposing that the Company's
Articles of Incorporation be amended to authorize the issuance of up to
5,000,000 shares of preferred stock, par value $.001 per share. A copy of the
Articles of Amendment is attached hereto as Appendix A.

         Under the proposed amendment, the Board of Directors would be authorized to issue one or more series of preferred stock with such preferences, limitations, relative rights and/or restrictions as it should determine by vote of a majority of such directors. By way of illustration, special rights and preferences may include special voting rights (or denial of voting rights), special rights with respect to payment of dividends, conversion rights, rights of redemption, sinking funds, and special rights in the event of liquidation, as the Board may determine. The board of directors would be required to make any determination to issue shares of preferred stock based on its judgment as to the best interests of the Company and its stockholders. The amendment to the
Articles of Incorporation would give the board of directors flexibility, without further stockholder action, to issue preferred stock on such terms and conditions as it deems to be in the best interests of the Company and its shareholders.

         Any issuance of preferred stock with voting rights could, under certain circumstances, have the effect of delaying or preventing a change in control of the Company by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control of the
Company. Shares of voting or convertible preferred stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise. The ability of the board of directors to issue such additional shares of preferred stock, with the rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of the Company by tender offer or other means. Such issuances could therefore deprive shareholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause. Moreover, the issuance of such additional shares of preferred stock to persons friendly to the board of directors could make it more difficult to remove incumbent managers and directors from office even if such change were to be favorable to shareholders generally.

         We do not presently have any specific plans or arrangements relating to the issuance of any of the Preferred Stock proposed to be authorized. Such shares would be available for issuance by the Board of Directors without further action by the shareholders. Although shares may be issued only for consideration deemed adequate under Virginia law, issuance could have a dilutive effect on existing shareholders, reducing the percentage of the Company's outstanding shares represented by those held by such existing shareholders.

         The Board of Directors recommends that the shareholders vote in favor of the amendment to the Company's Articles of Incorporation described above.

                                       16

PROPOSAL 3.      ADOPTION OF 2004 STOCK PLAN

General

         The Board of Directors has adopted and approved a stock plan (the
"Plan" or the "2004 Stock Plan"). The purpose of the Plan is to enable the
Company to offer its officers, directors, employees, consultants and advisors
(collectively defined in the Plan as "Service Providers") performance-based incentives and other equity interests in the Company, thereby attracting, retaining, and rewarding such personnel. The Company believes that increased share ownership by such persons more closely aligns stockholder and employee interests by encouraging a greater focus on the profitability of the Company.
There is reserved for issuance under the Plan an aggregate of 2,000,000 shares of Common Stock. All of such shares may, but need not, be issued pursuant to the exercise of incentive stock options. Options granted under the Plan may be either "incentive stock options," as defined in Section 422 of the Internal
Revenue Code of 1986, as amended (the "Code"), or non-statutory stock options.
In addition, awards of or rights to purchase shares of the Company's Common
Stock ("Stock Rights") may be granted under the Plan. A copy of the Plan is attached as Appendix B.

Administration

         The Plan will be administered by the Board of Directors or a committee appointed by the Board of Directors (the "Administrator"). The Administrator,
subject to the terms and conditions of the plan, has authority to:

     o   select the persons to whom options and Stock Rights are to be granted;

     o   determine the number of shares of Common Stock to be covered by each option and Stock Right granted;

     o   approve forms of option agreement for use under the Plan;

     o   determine the terms and conditions of any option or Stock Right;

     o   reduce the exercise price of any option or Stock Right if the fair market value of the Common Stock covered by such option or Stock Right has declined since the date the option or Stock Right was granted;

     o   institute an option exchange program;

     o   interpret the Plan and awards granted under the Plan;

     o   prescribe, amend and rescind rules and regulations relating to the
         Plan or sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

                                       17

     o   modify or amend each option or Stock Right issued;

     o   allow optionees to satisfy withholding tax obligations by electing to have the Company withhold from the shares to be issued on exercise of an option or Stock Right that number of shares having a fair market value equal to the amount required to be withheld;

     o   authorize any person to execute on behalf of the Company any instrument required to effect the grant of an option or Stock Right previously granted by the Administrator; and

     o   make all other determinations and take all other actions necessary or advisable for the administration of the Plan.

         All decisions, interpretations and other actions of the Administrator are final and binding on all holders of options and Stock Rights.

Eligibility; Limitations of Options

         Non-statutory stock options and Stock Rights may be granted under the
Plan to employees, directors and consultants of the Company or any parent or subsidiary of the Company. Incentive stock options may be granted only to employees. As discussed above, Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain executive officers of the Company. In order to preserve the Company's ability to deduct the compensation income associated with options granted to such persons, the Plan provides that no employee may be granted, in any fiscal year of the
Company, options to purchase more than 100,000 shares of Common Stock plus options to purchase up to an additional 100,000 shares of Common Stock in connection with such employee's initial commencement of service to the Company.

Terms and Conditions of Options

         Options granted under the Plan are subject to additional terms and conditions under the individual option agreement. These terms and conditions include:

         Exercise Price. The Administrator will determine the exercise price of options granted at the time of grant. The exercise of an incentive stock option may not be less than 100% of the fair market value of the Common Stock on the date such option is granted; provided, however, the exercise of an incentive stock option granted to a 10% shareholder may not be less than 110% of the fair market value of the Common Stock on the date such option is granted. The fair market value of the Common Stock is generally determined with reference to the closing sale price for the Common Stock (or the closing bid if no sales were reported) on the last market trading day prior to the date the option is granted. The exercise price of a non-statutory stock option may be determined by the Administrator, provided however, the exercise price of a non-statutory stock option intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code may not be less than 100% of the fair market value of the Common Stock on the date of grant.

                                       18

         Exercise of Option. The Administrator determines when options become exercisable, and may in its discretion, accelerate the vesting of any outstanding option.

         Form of Consideration. The means of payment for shares issued on exercise of an option is specified in each option agreement. The Plan permits payment to be made by cash, check, promissory note, other shares of Common Stock of the Company (with some restrictions), cashless exercise, a reduction in the amount of any Company liability to the optionee, any other form of consideration permitted by applicable law, or any combination thereof.

         Term of Option. The term of an incentive stock option may be no more than ten years from the date of grant; provided that in the case of an incentive stock option granted to a 10% shareholder, the term of the option may be no more than five years from the date of grant. No option may be exercised after the expiration of its term.

         Termination of Employment. If an optionee's employment, directorship or consulting relationship terminates for any reason (other than death or disability), then all options held by the optionee under the Plan expire on the earlier of (i) the date set forth in his or her notice of grant or stock option agreement or (ii) the expiration date of such option. To the extent the option is exercisable at the time of such termination, the optionee may exercise all or part of his or her option at any time before termination.

         Permanent Disability; Death. If an optionee's employment, directorship or consulting relationship terminates as a result of permanent and total disability (as defined in the Code) or death, then all options held by such optionee under the Plan will generally expire on the earlier of (i) twelve months from the date of termination of optionee's employment or (ii) the expiration date of the option. The optionee or, if applicable, the executor or other legal representative of the optionee's estate may exercise all or part of the optionee's option at any time before such expiration to the extent that the option was exercisable at the time of termination of employment.

         Non-transferability of Options. Options granted under the Plan generally are not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee.

         Value Limitation. If the aggregate fair market value of all shares of
Common Stock subject to an optionee's incentive stock option which are exercisable for the first time during any calendar year exceeds $100,000, the excess portion of such option will be treated as a non-statutory stock option.

         Other Provisions. The stock option agreement may contain other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator.

         Stock Rights. A Stock Right may award the recipient Common Stock or may give the recipient the right to purchase Common Stock. Shares received or purchased pursuant to a Stock Right are subject to a restricted stock agreement between the Company and the recipient. Unless the Administrator determines otherwise, the restricted stock agreement will give the Company a reacquisition option exercisable on the voluntary or involuntary termination of the recipient's

                                       19

employment or consulting relationship with the Company for any reason (including death and disability). The acquisition price for any shares reacquired by the
Company will be the original price paid by the recipient, if any. The reacquisition option lapses at a rate determined by the Administrator. A Stock
Right and the stock acquired (while restricted) is generally nontransferable other than by will or the laws of descent and distribution.

Adjustments of Options on Changes in Capitalization.

         In the event that the stock of the Company changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar changes in the capital structure of the Company effected without the receipt of consideration, appropriate adjustments will be made in the number and class of shares of stock subject to the Plan, the number and class of shares of stock subject to any option or Stock Right outstanding under the Plan, and the exercise price of any such award. In the event of a liquidation or dissolution, any unexercised options will terminate. The
Administrator may, in its discretion, provide that each optionee will fully vest in and have the right to exercise the optionee's option or Stock Right as to all of the optioned stock, and shall release all restrictions on any restricted stock prior to the consummation of the liquidation or dissolution. In the event of a merger, sale or Change of Business of the Company into another corporation that results in a change of control of the Company, options that would have become vested within 18 months after the closing date of the merger transaction will accelerate and become fully vested on the closing of the transaction. In the event of a change of control transaction, any other outstanding options that are not accelerated would be assumed by the successor company or an equivalent option would be substituted by the successor company. If any of these options are not assumed or substituted, they would terminate.

Amendment and Termination of the Plan.

         The Administrator may amend, alter, suspend or terminate the Plan, or any part of the Plan, at any time and for any reason. No such action by the
Board or stockholders may alter or impair any option or Stock Right previously granted under the Plan without the written consent of the optionee/recipient.
Unless terminated earlier, the Plan will terminate ten years from the date of its approval by the stockholders or the Board, whichever is earlier.

Federal Income Tax Consequences of Options

         Incentive Stock Options. An optionee who is granted an incentive stock option does not generally recognize taxable income at the time the option is granted or on its exercise, although the exercise may subject the optionee to the alternative minimum tax. On a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of:

     o   the fair market value of the shares at the date of the option exercise; or

     o   the sale price of the shares.

                                       20

         Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income on such a premature disposition may apply if the optionee is an officer, director, or 10% stockholder of the Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

         Non-statutory Stock Options. An optionee does not recognize any taxable income at the time he or she is granted a non-statutory stock option. On exercise, the optionee recognizes taxable income generally by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. On a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

         Stock Rights. Restricted stock is generally acquired pursuant to Stock
Rights. At the time of acquisition, restricted stock is subject to a
"substantial risk of forfeiture" within the meaning of Section 83 of the Code.
As a result, the recipient will not generally recognize ordinary income at the time of acquisition. Instead, the recipient will recognize ordinary income on the dates when the stock ceases to be subject to a substantial risk of forfeiture. The stock will generally cease to be subject to a substantial risk of forfeiture when it is no longer subject to the Company's right to reacquire the stock on the recipient's termination of employment with the Company. At such times, the recipient will recognize ordinary income measured as the difference between the purchase price (if any) and the fair market value of the stock on the date the stock is no longer subject to a substantial risk of forfeiture. The purchaser may accelerate to the date of acquisition his or her recognition of ordinary income, if any, and the beginning of any capital gain holding period, by timely filing an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the stock on the date of purchase and the capital gain holding period commences on such date. The ordinary income recognized by a purchaser who is an employee will be subject to tax withholding by the Company. Different rules may apply if the purchaser is also an officer, director, or 10% stockholder of the Company.

         The foregoing is only a summary of the effect of federal income taxation on optionees and the Company with respect to the grant and exercise of options, and on recipients of Stock Rights, under the Plan. It does not purport to be complete, and does not discuss the tax consequences of the employee's, director's or consultant's death or the provisions of the income tax laws of any municipality, state or foreign country in which the employee, director or consultant may reside.

                                       21

             INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

         No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, if the proposed amendments to our Articles of Incorporation, which is not shared by all other stockholders.

                     PRINCIPAL ACCOUNTANT FEES AND SERVICES

         AUDIT FEES. The aggregate fees billed for professional services rendered by Bouwhuis, Morrill & Company for the audits of the Company's annual consolidated financial statements for the 2004 fiscal year ending on April 30,
2004 and the reviews of the financial statements included in the Company's
Quarterly Reports on Form 10-QSB for the fiscal year were $13,000. The aggregate fees billed for professional services rendered by Bouwhuis, Morrill & Company for the audits of the Company's annual consolidated financial statements for the
2003 fiscal year and the reviews of the financial statements included in the
Company's Quarterly Reports on Form 10-QSB for the fiscal year were $12,500
(including direct engagement expenses).

         AUDIT-RELATED FEES. The aggregate fees billed by Bouwhuis, Morrill &
Company for audit-related services rendered for the Company for the 2004 fiscal year were $2,132. The aggregate fees billed Bouwhuis, Morrill & Company for audit-related services rendered for the Company and its subsidiaries for the
2003 fiscal year were $2,204. Audit-related fees generally include fees in support of the Company's filing of registration statements with the SEC and similar matters.

         TAX FEES. The aggregate fees billed by Bouwhuis, Morrill & Company for tax-related services rendered for the Company for the 2004 fiscal year were $0.
The aggregate fees billed by Bouwhuis, Morrill & Company for tax-related services rendered for the Company and its subsidiaries for the 2003 fiscal year were $0. The tax-related services were all in the nature of tax compliance and tax planning.

         ALL OTHER FEES. The aggregate fees billed for services rendered to the
Company by Bouwhuis, Morrill & Company, other than the audit services, audit-related services, and tax services, were $0 for the 2004 fiscal year and
$0 for the 2003 fiscal year.

         PRE-APPROVAL POLICY. The Audit Committee is required to pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor or other registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange
Act of 1934 that are approved by the Audit Committee prior to completion of the audit.

                              SHAREHOLDER PROPOSALS

         A stockholder proposal intended for inclusion in the proxy statement and form of proxy for the Annual Meeting of Shareholders of the Company to be
held in 2005 must be received by

                                       22

the Company before June 30, 2005, at its executive offices, Attention: Randolph
Brownell. Any shareholder proposal submitted outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934 for presentation at our 2005 Annual
Meeting will be considered untimely for purposes of Rule 14a-4 and 14a-5 if notice thereof is received by us after June 30, 2005.

         A shareholder who wishes to nominate a candidate for election to the
Board of Directors must follow the procedures set forth in Article III, Section
2 of our By-Laws. A copy of these procedures is available upon request from the
Company at 1400 Technology Drive, Harrisonburg, Virginia 22802, Attention:
Randolph Brownell. In order for a shareholder to nominate a candidate for the
Board of Directors election at the 2005 Annual Meeting, notice of the nomination must be delivered to the Company's executive offices, Attention: Randolph
Brownell, before June 30, 2005.

                              FINANCIAL INFORMATION

Incorporated by Reference

         A copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended April 30, 2004, as filed with the Securities and Exchange Commission, is attached as Appendix C. A copy of the Company's Quarterly Report on Form
10-QSB for the nine months ended July 31, 2004 is attached as Appendix D. These reports include financial information for the year ended April 30, 2004 and for the nine months ended July 31, 2004. These reports are incorporated herein by reference.

                                 OTHER BUSINESS

         The Board of Directors does not intend to present, and has no knowledge that others will present, any other business at the Annual Meeting.

                                   APPENDICES

         The following documents are being mailed herewith as Appendices:

         A. Amendment to the Amended and Restated Articles of Incorporation.

         B. 2004 Stock Plan.

         C. Annual Report on Form 10-KSB for the fiscal year ended April 30,
            2004.

         D. Quarterly Report on Form 10-QSB for the period ended July 31, 2004.

                                       23

                                   APPENDIX A
                             ARTICLES OF AMENDMENT

                              ARTICLES OF AMENDMENT
                                     TO THE
                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                        NEW MEDIA LOTTERY SERVICES, INC.

         These Articles of Amendment are filed in accordance with Section
13.1-710 of the Virginia Stock Corporation Act:

A. The name of the corporation (which is hereinafter referred to as the
"Corporation") is New Media Lottery Services, Inc.

B. The amendment to the Corporation's Restated Articles of Incorporation is as
follows:

         1. Article IV of the Articles of Incorporation be amended by deleting said Article in its entirety and, in place thereof, inserting the following:

                                   "ARTICLE IV
                                AUTHORIZED SHARES

         4.1 The total authorized capital stock of this Corporation shall consist of Fifty Five Million (55,000,000) shares, of which Fifty Million
(50,000,000) shares shall be voting common stock having a par value of $0.001 per share, and Five Million (5,000,000) shares shall be designated as preferred stock having a par value of $0.001 per share, amounting in the aggregate to
Fifty Five Thousand Dollars ($55,000.00).

         4.2 The Corporation is authorized to issue the preferred stock from time to time in one or more series with such preferences, limitations and relative rights as shall be fixed by the Board of Directors in the resolution or resolutions providing for the issue of such shares. The Board of Directors is expressly authorized to adopt such resolution or resolutions providing for the issue of such shares from time to time as the Board of Directors, in its discretion, may deem desirable."

C. The foregoing amendment was proposed by the Board of Directors and submitted to the shareholders in accordance with Section 13.1-707 of the Virginia Stock
Corporation Act.

D. There were outstanding and entitled to vote on the foregoing amendment
11,167,143 shares of Common Stock of the Corporation, of which _________ shares were voted for, ___________ shares were voted against and __________ shares abstained from voting on, respectively, the foregoing amendment. The number of shares cast for the foregoing amendment was sufficient for approval by the shareholders. No shares were entitled to vote on the foregoing amendment as a class.

Dated: October ___, 2004                    NEW MEDIA LOTTERY SERVICES, INC.

                                            By:
                                               --------------------------------

                                   APPENDIX B
                                2004 STOCK PLAN

                           NEW MEDIA LOTTERY SERVICES
                                 2004 STOCK PLAN

1. Purposes of the Plan. The purposes of this Stock Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants and to promote the success of New Media Lottery Services, Inc.'s business. Options granted under the Plan may be Incentive Stock Options or Non-statutory Stock
Options, as determined by the Administrator at the time of grant. Stock Purchase
Rights may also be granted under the Plan.

2. Definitions. As used in this Stock Option Plan, the following definitions will apply:

         (a) "Administrator" means the Board or any of its Committees as will be administering the Plan under Section 4 of the Plan.

         (b) "Applicable Laws" means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S.
federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any other country or jurisdiction where Options or Stock Purchase Rights are granted under the Plan.

         (c) "Board" means the Board of Directors of the Company

         (d) "Code" means the Internal Revenue Code of 1986, as amended.

         (e) "Committee" means a committee of Directors appointed by the Board under Section 4 of this Plan.

         (f) "Common Stock" means the Common Stock of the Company, par value
$0.001 per share.

         (g) "Company" means New Media Lottery Services, Inc., a Virginia corporation.

         (h) "Consultant" means any person who is engaged by the Company or any
Parent or Subsidiary to render consulting or advisory services to such entity.

         (i) "Director" means a member of the Board of Directors of the Company.

         (j) "Disability" means total and permanent disability as defined in
Section 22(e)(3) of the Code.

         (k) "Employee" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Service
Providers will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the
Company or between the Company, its Parent, any Subsidiary, or any successor.
For purposes of Incentive Stock Options, no such leave may exceed ninety days,

unless re-employment on expiration of such leave is guaranteed by statute or contract. If re-employment on expiration of a leave of absence approved by the
Company is not so guaranteed, on the 181st day of such leave any Incentive Stock
Option held by the Optionee will cease to be treated as an Incentive Stock
Option and will be treated for tax purposes as a Non-statutory Stock Option.

         (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         (m) "Fair Market Value" means, as of any date, the value of Common
Stock determined as follows:

         If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq
         National Market or The Nasdaq SmallCap Market of The Nasdaq Stock
         Market, its Fair Market Value will be the closing sales price for the stock (or the closing bid, if no sales were reported) as quoted on the exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or any other source as the Administrator considers reliable;

         If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value will be the closing sales price for the stock (or the closing bid, if no sales were reported) on the last market trading day prior to the day of determination; or

          In the absence of an established market for the Common Stock, the Fair
         Market Value will be determined in good faith by the Administrator.

         (n) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

         (o) "Non-statutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

         (p) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

         (q) "Option" means a stock option granted pursuant to the Plan.

         (r) "Option Agreement" means a written or electronic agreement between the Company and an Optionee evidencing the terms and conditions of an individual
Option grant. The Option Agreement is subject to the terms and conditions of the
Plan.

         (s) "Option Exchange Program" means a program whereby outstanding
Options are exchanged for Options with a lower exercise price.

         (t) "Optioned Stock" means the Common Stock subject to an Option or a
Stock Purchase Right.

         (u) "Optionee" means the holder of an outstanding Option or Stock
Purchase Right granted under the Plan.

         (v) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

         (w) "Plan" means this 2004 Stock Plan.

         (x) "Restricted Stock" means shares of Common Stock acquired pursuant to a grant of a Stock Purchase Right under Section 11, below.

         (y) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

         (z) "Section 16(b)" means Section 16(b) of the Exchange Act.

         (aa) "Service Provider" means an Employee, Director or Consultant.

         (bb) "Share" means a share of the Common Stock, as adjusted under
Section 12, below.

         (cc) "Stock Purchase Right" means a right to purchase Common Stock pursuant to Section 11, below.

         (dd) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan. Subject to the provisions of Section 12 of the
Plan, the maximum aggregate number of Shares that may be subject to option and sold under the Plan is 2,000,000 Shares. The Shares may be authorized but unissued, or reacquired Common Stock.

         If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option
Exchange Program, the unpurchased underlying Shares will become available for future grant or sale under the Plan (unless the Plan has terminated). However,
Shares that have actually been issued under the Plan, on exercise of either an
Option or Stock Purchase Right, will not be returned to the Plan and will not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price, the Shares will become available for future grant under the Plan.

4. Administration of the Plan.

         (a) Procedure.

         Multiple Administrative Bodies. The Plan may be administered by different Committees with respect to different groups of Service Providers.

         Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as "performance-based compensation," within the meaning of Section 162(m) of the Code, the Plan will be administered by a Committee of two or more "outside directors," within the meaning of Section 162(m) of the Code.

         Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

         Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

         (b) Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to the Committee, and subject to the approval of any relevant authorities, the
Administrator will have the authority in its discretion to:

                  (i) determine the Fair Market Value;

                  (ii) select the Service Providers to whom Options and Stock
         Purchase Rights may from time to time be granted hereunder;

                  (iii) determine the number of Shares to be covered by each award granted under the Plan;

                  (iv) approve forms of agreement for use under the Plan; and

                  (v) determine the terms and conditions, of any Option or Stock
         Purchase Right granted under the Plan.

         (c) The terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Purchase Right or underlying Common Stock, based in each case on the factors as the Administrator, in its sole discretion, will determine:

                  (i) whether and under what circumstances an Option may be
         settled in cash under subsection 9(e) instead of Common Stock;

                  (ii) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock
         covered by the Option has declined since the date the Option was granted;

                  (iii) to initiate an Option Exchange Program;

                  (iv) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

                  (v) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued on exercise of an Option or Stock Purchase Right that number of Shares having a Fair Market Value equal to the amount required to be withheld.
         The Fair Market Value of the Shares to be withheld will be determined on the date that the amount of tax to be withheld is to be determined.
         All elections by Optionees to have Shares withheld for this purpose will be made in the form and under the conditions as the Administrator may consider necessary or advisable; and

                  (vi) to construe and interpret the terms of the Plan and
         awards granted pursuant to the Plan.

         (c) Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator will be final and binding on all
Optionees.

5. Eligibility.

         (a) Non-statutory Stock Options and Stock Purchase Rights may be granted to Service Providers. Incentive Stock Options may be granted only to
Employees.

         (b) Each Option will be designated in the Option Agreement as either an
Incentive Stock Option or a Non-statutory Stock Option. However, notwithstanding the designation, to the extent that the aggregate Fair Market Value of the
Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of New
Media Lottery Services, Inc. and any Parent or Subsidiary) exceeds $100,000, the
Options will be treated as Non-statutory Stock Options. For purposes of this
Section 5(b), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to the Shares is granted.

         (c) Neither the Plan nor any Option or Stock Purchase Right will confer on any Optionee any right with respect to continuing the Optionee's relationship as a Service Provider with the Company, nor will it interfere in any way with his or her right or the Company's right to terminate the relationship at any time, with or without cause.

         (d) The following limitations will apply to grants of Options:

                  (A) Service Providers.

                           (i) No Service Provider will be granted, in any
                  fiscal year of New Media Lottery Services, Inc., Options to purchase more than 100,000 Shares.

                           (ii) In connection with his or her initial service, a
                  Service Provider may be granted Options to purchase up to an additional 100,000 Shares which will not count against the limit set forth in subsection (i) above.

         The foregoing limitations will be adjusted proportionately in connection with any change in the Company's capitalization as described in
Section 12.

         (e) If an Option is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in
Section 12), the cancelled Option will be counted against the limits set forth in subsections (d)(A)(i) and (ii) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

6. Term of Plan. The Plan will become effective on its adoption by the Board. It will continue in effect for a term of ten (10) years unless terminated at an earlier date under Section 14 of the Plan.

7. Term of Option. The term of each Option will be stated in the Option
Agreement; provided, however, that the term will be no more than ten (10) years from the date of grant. In the case of an Incentive Stock Option granted to an
Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the
Company or any Parent or Subsidiary, the term of the Option will be five (5)
years from the date of grant or a shorter term as may be provided in the Option
Agreement.

8. Option Exercise Price and Consideration.

         (a) Option Exercise Price. The per share exercise price for the Shares to be issued on exercise of an Option will be the price as is determined by the
Administrator, but will be subject to the following:

                  (i) In the case of an Incentive Stock Option granted to an
         Employee who, at the time of grant of the Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the exercise price will be no less than 110% of the Fair Market Value per
         Share on the date of grant granted to any other Employee, the per Share exercise price will be no less than 100% of the Fair Market Value per
         Share on the date of grant.

                  (ii) In the case of a Non-statutory Stock Option, the per
         Share exercise price will be determined by the Administrator. In the case of a Non-statutory Stock Option intended to qualify as
         "performance-based compensation" within the meaning of Section 162(m)
         of the Code, the per Share exercise price will be no less than 100% of the Fair Market Value per Share on the date of grant.

         Notwithstanding the foregoing, Options may be granted with a per Share exercise price other than as required above pursuant to a merger or other corporate transaction.

         (b) Consideration. The consideration to be paid for the Shares to be issued on exercise of an Option, including the method of payment, will be determined by the Administrator (and, in the case of an Incentive Stock Option, will be determined at the time of grant). The consideration may consist of:

                  (i) cash;

                  (ii) check;

                  (iii) promissory note; or

                  (iv) other Shares which:

                           A. in the case of Shares acquired on exercise of an
                  Option, have been owned by the Optionee for more than six
                  months on the date of surrender, and

                           B. have a Fair Market Value on the date of surrender
                  equal to the aggregate exercise price of the Shares as to
                  which the Option will be exercised, consideration received by
                  New Media Lottery Services, Inc. under a cashless exercise program implemented by New Media Lottery Services, Inc. in connection with the Plan, or any combination of the foregoing methods of payment.

         In making its determination as to the type of consideration to accept, the Administrator will consider if acceptance of the consideration may be reasonably expected to benefit the Company.

9. Exercise of Option.

         (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted under the Plan will be exercisable according to the terms of the Plan at the times, and under any other conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted to Officers and Directors will be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a
Share.

                  (i) An Option will be considered exercised when the Company receives:

                           (A) written or electronic notice of exercise (under
                  the Option Agreement) from the person entitled to exercise the
                  Option, and

                           (B) full payment for the Shares with respect to which
                  the Option is exercised.

                  (ii) Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option
         Agreement and the Plan. Shares issued on exercise of an Option will be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the
         Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the Shares, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) the Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12 of the
         Plan.

         Exercise of an Option in any manner will result in a decrease in the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

         (b) Termination of Relationship as a Service Provider. If an Optionee
ceases to be a Service Provider, the Optionee may exercise his or her Option within the period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of the Option as set forth in the Option Agreement).
In the absence of a specified time in the Option Agreement, the Option will remain exercisable for three (3) months following the Optionee's termination.
If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by the Option will revert to the Plan.

         (c) Disability of Optionee. If an Optionee ceases to be a Service
Provider as a result of the Optionee's Disability, the Optionee may exercise his or her Option within the period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of the Option as set forth in the Option
Agreement). In the absence of a specified time in the Option Agreement, the
Option will remain exercisable for twelve (12) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the
Option will revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified, the Option will terminate, and the Shares covered by the Option will revert to the Plan.

         (d) Death of Optionee. If an Optionee dies while a Service Provider, the Option may be exercised within the period of time as is specified in the
Option Agreement to the extent that the Option is vested on the date of death
(but in no event later than the expiration of the term of the Option as set forth in the Option Agreement) by the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance. In the absence of a specified time in the Option Agreement, the Option will remain exercisable for twelve (12) months following the Optionee's termination. If, at the time of death, the Optionee is not vested as to the entire Option, the
Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified, the
Option will terminate, and the Shares covered by the Option will revert to the
Plan.

         (e) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted, based on the terms and conditions as the Administrator will establish and communicate to the
Optionee at the time that the offer is made.

10. Non-Transferability of Options and Stock Purchase Rights. The Options and
Stock Purchase Rights may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the
Optionee, only by the Optionee.

11. Stock Purchase Rights.

         (a) Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it will advise the offeree in writing or electronically of the terms, conditions and restrictions related to the offer, including the number of Shares that the person will be entitled to purchase, the price to be paid, and the time within which the person must accept the offer. The offer will be accepted by execution of a Restricted
Stock purchase agreement in the form determined by the Administrator.

         (b) Repurchase Option. Unless the Administrator determines otherwise, the Restricted Stock purchase agreement will grant the Company a repurchase option exercisable on the voluntary or involuntary termination of the purchaser's service with the Company for any reason (including death or disability). The purchase price for Shares repurchased pursuant to the
Restricted Stock purchase agreement will be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to New Media Lottery Services, Inc. The repurchase option will lapse at the rate as the Administrator may determine.

         (c) Other Provisions. The Restricted Stock purchase agreement will contain any other terms, provisions and conditions not inconsistent with the
Plan as may be determined by the Administrator in its sole discretion.

         (d) Rights as a Shareholder. Once the Stock Purchase Right is
exercised, the purchaser will have rights equivalent to those of a shareholder and will be a shareholder when his or her purchase is entered on the records of the duly authorized transfer agent of New Media Lottery Services, Inc. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 12 of the Plan.

12. Adjustments or Changes in Capitalization, Merger or Asset Sale.

         (a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option or Stock

Purchase Right, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options or Stock
Purchase Rights have yet been granted or which have been returned to the Plan on cancellation or expiration of an Option or Stock Purchase Right, as well as the price per share of Common Stock covered by each outstanding Option or Stock
Purchase Right, will be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the
Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company. The conversion of any convertible securities of the Company will not be considered to have been "effected without receipt of consideration." The adjustment will be made by the Board, whose determination in that respect will be final, binding and conclusive. Except as expressly provided in this Plan, no issuance by the
Company of shares of stock of any class, or securities convertible into shares of stock of any class, will affect, and no adjustment will be made to, the number or price of shares of Common Stock subject to an Option or Stock Purchase
Right.

         (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify the
Optionee not less than fifteen (15) days prior to the proposed action. To the extent it has not been previously exercised, the Option or Stock Purchase Right will terminate immediately prior to the consummation of the proposed action.

         (c) Merger. In the event of a merger, sale or change of business of the
Company with or into any other corporation or corporations or a sale of all or substantially all of the assets or outstanding stock of the Company in which transaction the Company's stockholders immediately prior to the transaction own immediately after the transaction less than 50% of the equity securities of the surviving corporation or its parent, all Options that have not been terminated under the Stock Option Agreement that will become vested within 18 months of the closing date of the merger, sale or Change of Business will be accelerated. In the event of a merger of the Company with or into another corporation, each outstanding Option or Stock Purchase Right may be assumed or an equivalent option or right may be substituted by the successor corporation or a parent or subsidiary of the successor corporation. If, in the event, an Option or Stock
Purchase Right is not assumed or substituted, the Option or Stock Purchase Right will terminate as of the date of the closing of the merger. For the purposes of this paragraph, the Option or Stock Purchase Right will be considered assumed if, following the merger, the Option or Stock Purchase Right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option or Stock Purchase Right immediately prior to the merger, the consideration
(whether stock, cash, or other securities or property) received in the merger by holders of Common Stock for each Share held on the effective date of the transaction (and if the holders are offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares).
If the consideration received in the merger is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received on the exercise of the Option or Stock Purchase Right, for each Share of Optioned Stock subject to the Option or Stock Purchase Right, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger.

13. Non-Transferability of Options and Stock Purchase Rights. Unless determined otherwise by the Administrator, an Option or Stock Purchase Right may not be
sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the
Administrator makes an Option or Stock Purchase Right transferable, the Option or Stock Purchase Right will contain all additional terms and conditions as the
Administrator considers appropriate.

14. Time of Granting Options and Stock Purchase Rights. The date of grant of an
Option or Stock Purchase Right will, for all purposes, be the date on which the
Administrator makes the determination granting the Option or Stock Purchase
Right, or any other date as is determined by the Administrator. Notice of the determination will be given to each Service Provider to whom an Option or Stock
Purchase Right is so granted within a reasonable time after the date of the grant.

15. Amendment and Termination of the Plan.

         (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

         (b) Shareholder Approval. The Board will obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with
Applicable Laws.

         (c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and New Media
Lottery Services, Inc. Termination of the Plan will not affect the
Administrator's ability to exercise the powers granted to it with respect to
Options granted under the Plan prior to the date of termination.

         16. Conditions on Issuance of Shares.

         (a) Legal Compliance. Shares will not be issued pursuant to the exercise of an Option unless the exercise of the Option and the issuance and delivery of the Shares will comply with Applicable Laws and will be further subject to the approval of counsel for New Media Lottery Services, Inc. with respect to such compliance.

         (b) Investment Representations. As a condition to the exercise of an
Option, the Administrator may require the person exercising the Option to represent and warrant at the time of exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute the Shares if, in the opinion of counsel for the Company, such a representation is required.

17. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is considered by the Company's counsel to be necessary to the lawful issuance and sale of any Shares the Plan, will relieve the Company of

any liability in respect of the failure to issue or sell the Shares as to which the requisite authority may not have been obtained.

18. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available a sufficient number of Shares to satisfy the requirements of the Plan.

19. Shareholder Approval. The Plan will be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Shareholder approval must be obtained in the degree and manner required under Applicable Laws.

                        NEW MEDIA LOTTERY SERVICES, INC.
                                 2004 STOCK PLAN
                        INDIVIDUAL STOCK OPTION AGREEMENT

         Unless otherwise defined in this Stock Option Agreement, the terms defined in the 2004 Stock Plan will have the same defined meanings in this Stock
Option Agreement.

1. Notice of Stock Option Grant.

Name: ______________________________ "Optionee"

The Optionee has been granted an Option to purchase Common Stock of New Media
Lottery Services, Inc., subject to the terms and conditions of the Plan and this
Option Agreement, as follows:

         Date of Grant:    __________________________

         Vesting Commencement Date: _____________"VCD"

         Exercise Price per Share: _________________

         Total Number of Shares Granted: __________ Number of shares

         Total Exercise Price: _____________________Total Price

         Type of Option: _________________________ Incentive Stock Option

                            _________________________ Non-statutory Stock Option

         Term/Expiration Date: ___________________

Vesting Schedule:

         The vesting schedule shall be determined by the Administrator in its sole discretion.

Termination Period:

         This Option will be exercisable for one month after Optionee ceases to be a Service Provider. On Optionee's death or Disability, this Option may be exercised for one year after Optionee ceases to be a Service Provider. In no event may Optionee exercise this Option after the Term/Expiration Date as provided above.

2. Agreement.

Grant of Option. The Plan Administrator of the Company grants to the Optionee named in the Notice of Grant (the "Optionee"), an option (the "Option") to purchase the number of Shares set

forth in the Notice of Grant, at the exercise price per Share set forth in the
Notice of Grant (the "Exercise Price"), and subject to the terms and conditions of the Plan, which is incorporated by reference. Subject to Section 14(c) of the
Plan, in the event of a conflict between the terms and conditions of the Plan and this Option Agreement, the terms and conditions of the Plan will prevail.

         If designated in the Notice of Grant as an Incentive Stock Option
("ISO"), this Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code. Nevertheless, to the extent that it exceeds the $100,000 rule of Code Section 422(d), this Option will be treated as a
Nonstatutory Stock Option ("NSO").

Exercise of Option.

Right to Exercise. This Option will be exercisable during its term under the
Vesting Schedule set out in the Notice of Grant and with the applicable provisions of the Plan and this Option Agreement.

Method of Exercise. This Option will be exercisable by delivery of an exercise notice in the form attached as Exhibit A (the "Exercise Notice") which will state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised, and any other representations and agreements as may be required by the Company. The Exercise Notice will be accompanied by payment of the aggregate Exercise Price as to all Exercised
Shares. This Option will be considered to be exercised on receipt by the Company of a fully executed Exercise Notice accompanied by the aggregate Exercise Price.

         No Shares will be issued pursuant to the exercise of an Option unless the issuance and exercise complies with Applicable Laws. Assuming compliance, for income tax purposes the Shares will be considered transferred to the
Optionee on the date on which the Option is exercised with respect to the
Shares.

3. Method of Payment. Payment of the aggregate Exercise Price will be by any of the following, or a combination of the following, at the election of the
Optionee:

         (a) cash or check;

         (b) promissory note;

         (c) consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan; or

         (d) surrender of other Shares which:

                  (i) in the case of Shares acquired on exercise of an option, have been owned by the Optionee for more than six (6) months on the date of surrender, and

                  (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares.

4. Restrictions on Exercise. This Option may not be exercised until such time as the Plan has been approved by the shareholders of the Company, or if the issuance of the Shares on the exercise or the method of payment of consideration for the shares would constitute a violation of any Applicable Law.

5. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by Optionee. The terms of the
Plan and this Option Agreement will be binding on the executors, administrators, heirs, successors and assigns of the Optionee.

6. Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during the term only under the Plan and the terms of this Option.

7. Tax Consequences. Set forth below is a brief summary as of the date of this
Option of some of the federal tax consequences of exercise of this Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX
LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX
ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

Exercise of NSO. There may be a regular federal income tax liability on the exercise of an NSO. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise
Price. If Optionee is an Employee or a former Employee, the Company will be required to withhold from Optionee's compensation or collect from Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if the withholding amounts are not delivered at the time of exercise.

Exercise of ISO. If this Option qualifies as an ISO, there will be no regular federal income tax liability on the exercise of the Option, although the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the
Exercise Price will be treated as an adjustment to the alternative minimum tax for federal tax purposes and may subject the Optionee to the alternative minimum tax in the year of exercise.

Disposition of Shares. In the case of an NSO, if Shares are held for not less than one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes. In the case of an ISO, if Shares transferred pursuant to the Option are held for not less than one year after exercise and of not less than two years after the Date of Grant, any gain realized on disposition of the Shares will also be treated as long-term capital gain for federal income tax purposes. If Shares purchased under an ISO are disposed of within one year after exercise or two years after the Date of Grant, any gain realized on such disposition will be treated as compensation income
(taxable at ordinary income rates) to the extent of the difference between the
Exercise Price and the lesser of:

         (i) the Fair Market Value of the Shares on the date of exercise; or

         (ii) the sale price of the Shares. Any additional gain will be taxed as capital gain, short-term or long-term depending on the period that the ISO
Shares were held.

Notice of Disqualifying Disposition of ISO Shares. If the Option granted to
Optionee is an ISO, and if Optionee sells or otherwise disposes of any of the
Shares acquired pursuant to the ISO on or before the later of:

         (i) the date two years after the Date of Grant; or

         (ii) the date one year after the date of exercise, the Optionee will immediately notify the Company in writing of such disposition.

Optionee agrees that Optionee may be subject to income tax withholding by New
Media Lottery Services, Inc. on the compensation income recognized by the
Optionee.

8. Entire Agreement; Governing Law. The Plan is incorporated by reference. The
Plan and this Option Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the
Company and Optionee with respect to Options and Stock Purchase Rights, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and Optionee. This agreement is governed by the internal substantive laws but not the choice of law rules of the State of
Virginia.

9. No Guarantee of Continued Service. OPTIONEE ACKNOWLEDGES AND AGREES THAT THE
VESTING OF SHARES PURSUANT TO THE APPLICABLE VESTING SCHEDULE IS EARNED ONLY BY
CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT
OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER).
OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS
CONTEMPLATED HEREUNDER AND THE ATTACHED VESTING SCHEDULE DO NOT CONSTITUTE AN
EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE
VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY
WITH OPTIONEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE OPTIONEE'S
RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

         Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions of the Plan, and accepts this Option subject to all of the terms and provisions of the Plan. Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option. Optionee agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator on any questions arising under the Plan or this Option. Optionee further agrees to notify the Company on any change in the residence address

indicated below.

OPTIONEE:

---------------------------------
Signature

---------------------------------
Print Name

---------------------------------
Social Security Number
Residential Address:

---------------------------------

---------------------------------

---------------------------------

NEW MEDIA LOTTERY SERVICES, INC.

By:_______________________
Title

CONSENT OF SPOUSE

The undersigned spouse of Optionee has read and approves the terms and conditions of the Plan and this Option Agreement. In consideration of New Media
Lottery Services, Inc.'s granting his or her spouse the right to purchase Shares as set forth in the Plan and this Option Agreement, the undersigned agrees to be irrevocably bound by the terms and conditions of the Plan and this Option
Agreement and further agrees that any community property interest shall be similarly bound. The undersigned appoints the undersigned's spouse as attorney-in-fact for the undersigned with respect to any amendment or exercise of rights under the Plan or this Option Agreement.

---------------------------------
Spouse of Optionee

                                    EXHIBIT A

                        NEW MEDIA LOTTERY SERVICES, INC.
                                 2004 STOCK PLAN
                                 EXERCISE NOTICE

New Media Lottery Services, Inc.

1. Exercise of Option. Effective as of today, ___________, 20__, the undersigned
("Optionee") elects to exercise Optionee's option to purchase _________ shares of the Common Stock (the "Shares") of New Media Lottery Services, Inc. (the
"Company") under and pursuant to the 2004 Stock Plan (the "Plan") and the stock option agreement dated ________, 20__ (the "Option Agreement"). The purchase price for the Shares shall be $________, as required by the Option Agreement.

2. Delivery of Payment. Purchaser has delivered to New Media Lottery Services,
Inc. the full purchase price of the Shares.

3. Representations of Optionee. Optionee acknowledges that Optionee has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

4. Rights as Shareholder. Until the issuance of the Shares (as evidenced by the appropriate entry on the books of New Media Lottery Services, Inc. or of a duly authorized transfer agent of New Media Lottery Services, Inc.), no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The
Shares will be issued to the Optionee as soon as practicable after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance except as provided in Section
12 of the Plan.

5. Tax Consultation. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee's purchase or disposition of the Shares.
Optionee represents that Optionee has consulted with any tax consultants
Optionee considers advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on New Media Lottery Services, Inc.
for any tax advice.

6. Interpretation. Any dispute regarding the interpretation of this Exercise
Notice will be submitted by Optionee or by New Media Lottery Services, Inc.
immediately to the Administrator which will review the dispute at its next regular meeting. The resolution of a dispute by the Administrator will be final and binding on all parties.

7. Entire Agreement/Governing Law. The Plan and Option Agreement are
incorporated by reference. This Exercise Notice, the Plan, the Option Agreement
and the Investment Representation Statement constitute the entire agreement of the parties concerning Options and Stock Purchase Rights and supersede in their entirety all prior undertakings and agreements of New Media Lottery Services,
Inc. and Optionee concerning Options and Stock Purchase Rights,

and may not be modified adversely to the Optionee's interest except by means of a writing signed by New Media Lottery Services, Inc. and Optionee. This Exercise
Notice is governed by the internal substantive laws but not the choice of law rules, of the Commonwealth of Virginia.

Submitted By:                                            Accepted By:
OPTIONEE:                                                NEW MEDIA LOTTERY SERVICES, INC.

---------------------------------                        ---------------------------------
Signature                                                By:_______________________

---------------------------------                        ---------------------------------
Print Name                                               Title
_________________________________                        Date Received: _____________________
Social Security Number